SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 23, 2012

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-163172	26-3439890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 California Street, Suite 2450 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

(415) 946-8948

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective January 23, 2012 Steve Solodoff resigned as our Interim Chief Financial Officer.

The Company’s Board of Directors accepted Mr. Solodoff’s resignation and appointed Jeff Winzeler, effective as of January 23, 2012, as the Company’s Chief Financial Officer.

In connection with his appointment, Mr. Winzeler shall receive (i) an annual base salary of $175,000; (ii) 1,000,000 stock options, vesting over a period of 3 years, under the Corporation’s 2011 Equity Incentive Plan, exercisable at a price of $0.345 per share; and (iii) 100,000 shares of our restricted common stock

Mr. Winzeler, age 51, has more than 23 years of financial, operational, and executive management experience with publicly traded technology companies. He worked for Intel Corporation (“Intel”) during the 17 year period ended January 2005 where he managed financial operations across Intel's international manufacturing network including Israel, Ireland, China, Malaysia, and the Philippines. He also served as the controller for Intel’s $2 billion Intel FLASH memory operation. More recently, Mr. Winzeler was the Chief Financial Officer and Chief Operating Officer of International Display Works (January 2005 – January 2007) and the Chief Financial Officer of Solar Power Incorporated (January 2007 – December 2011). Mr. Winzeler received a B.S. Degree in Finance from the University of Idaho.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: January 27, 2012	By:	/s/ Guy A. Archbold
Name: Guy A. Archbold Title: President

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